                                                                    Exhibit 10.3

                              INDEMNITY AGREEMENT
                              -------------------


          This INDEMNITY AGREEMENT (the "Agreement") is made and entered into on
                                         ---------
this 10th day of October, 1995, by MARRIOTT RESIDENCE INN LIMITED PARTNERSHIP, a Delaware limited partnership ("Borrower"), and RIBM One Corporation, a Delaware
                               --------
corporation (Borrower and RIBM One Corporation being referred to herein collectively, jointly and severally as "Indemnitors" and individually as an
                                        -----------
"Indemnitor"), in favor of GERMAN AMERICAN CAPITAL CORPORATION, a Maryland
-----------
corporation, as agent or trustee for itself and others, and its successors and assigns ("Lender"). Capitalized terms used herein and not otherwise defined
          ------
herein shall have the meaning given to such terms in the Loan Agreement (hereinafter defined).

          WHEREAS, Lender has made fifteen separate loans (collectively, the "Loans") to Borrower which are governed by that certain Loan Agreement of even
------
date herewith between Borrower and Lender (the "Loan Agreement"); and
                                                --------------

          WHEREAS, the Loans are evidenced by fifteen separate Promissory Notes of even date herewith, in the aggregate original principal amount of $100,000,000.00 made payable by Borrower to Lender (the "Promissory Notes"); and
                                                         ----------------

          WHEREAS, the Promissory Notes are secured by, among other things, (i) fifteen separate security instruments from Borrower to Lender of even date herewith (collectively, the "Mortgages"), granting to Lender a lien on, among
                             ---------
other things, the Inns and Sites described in Exhibit A attached hereto
                                              ---------
(collectively, the "Mortgaged Property"), and (ii) fifteen separate Assignments
                    ------------------
of Rents and Revenues from Borrower to Lender of even date herewith; and

          WHEREAS, as a condition to making the Loans, Lender has required Indemnitors to indemnify and hold harmless Lender from any Environmental Claim, any Requirements of Environmental Laws, or the violation of any

Environmental Permit (as these terms are defined below), attributable to Hazardous Substances (as defined below) and related to the Mortgaged Property, or any portion thereof. Lender would not make the Loans without this Agreement and Indemnitors acknowledge and understand that this Agreement is a material inducement for Lender's agreement to make the Loans. This Agreement is not intended to be, nor shall it be, secured by the Mortgages or any other Loan Documents and it is not intended to secure payment of the Promissory Notes.

          NOW THEREFORE, in order to induce Lender to make the Loans and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Indemnitors hereby covenant and agree with Lender as follows:

          1. Definitions.  For purposes of this Agreement, the following terms
             -----------
shall have the following meanings:

             (a) "Environment" means any surface water, ground water or drinking
                  -----------
water, any land, including land surface or subsurface strata, air, fish, wildlife, biota and all other natural resources.

             (b) "Environmental Claim" shall include, but not be limited to, any
                  -------------------
claim, demand, action, suit, loss, cost, damage, fine, penalty, expense, liability, judgment, proceeding, or injury, whether threatened, sought, brought, or imposed, that seeks to impose costs, expenses, obligations or liabilities for any of the following, to the extent arising out of, or relating to the Borrower or the Mortgaged Property: (i) pollution or contamination of the Environment;
(ii) handling, treatment, storage, disposal, or transportation of Hazardous Substances; (iii) exposure to Hazardous Substances; (iv) the manufacture, processing, distribution in commerce, use, or storage of Hazardous Substances;
(v) injury to or death of any person or persons directly or indirectly connected with Hazardous Substances on, under, over, or transported or released to or from the Mortgaged Property or any portion thereof; (vi) contamination of any property caused by Hazardous Substances on, under, over, or transported or released to or from the Mortgaged Property or any portion thereof; (vii) any and all penalties directly or indirectly connected with Hazardous Substances and directly or indirectly related to the Mortgaged Property or any portion thereof; or (viii) any asserted or actual breach or violation by Borrower or the Mortgaged Property of any Requirements of Environmental Law, or any event, occurrence, or condition affecting the Mortgaged Property or respecting any Hazardous Substance on, under, over, or transported or released to or from the Mortgaged Property, as a consequence of which, pursuant to any Requirements of Environmental Law, (a) Borrower, Lender, or any owner, occupant, or person having any interest in the Mortgaged Property or any portion thereof, shall be liable or suffer any disability, or (b) the Mortgaged Property, or any portion thereof, shall be subject to any restriction on use, ownership or transferability, or (c) any remedial work shall be required. The term "Environmental Claim" also includes (i) the costs of removal of any and all Hazardous Substances from all or any portion of the Mortgaged Property, (ii) costs required to take necessary precautions to protect against the release of Hazardous Substances on, in, under, or affecting the Mortgaged Property, or any portion thereof, into the Environment, and (iii) costs incurred to comply, in connection with all or any portion of the Mortgaged Property or any surrounding areas affected by Hazardous Substances on, under, over, or transported or released to or from the Mortgaged Property, with all applicable Environmental Laws, including any such laws applicable to the work referred to in this Section 1(b).

          (c) "Environmental Laws" means any foreign, federal, state or local
               ------------------
statutes, regulations, ordinances, or rules of common law in any way relating to the protection of human health and safety or the Environment or otherwise relating to the manufacture, processing, distribution, use, generation, treatment, storage, disposal, transportation, or handling of Hazardous Substances directly or indirectly related to the Mortgaged Property, or any portion thereof, including, without limitation, the Comprehensive

Environmental Response, Compensation and Liability Act ("CERCLA") (42 U.S.C. (S)
                                                         ------
9601 et seq.), the Hazardous Materials Transportation Act ("HMTA") (49 U.S.C.
     -- ---                                                 ----
App. (S) 1801 et seq.), the Resource Conservation and Recovery Act ("RCRA") (42
              -- ---                                                 ----
U.S.C. (S) 6901 et seq.), the Clean Water Act (33 U.S.C. (S) 1251 et seq.), the
                -- ---                                            -- ---
Clean Air Act (42 U.S.C. (S) 7401 et seq.), the Toxic Substance Control Act (15
                                  -- ---
U.S.C. (S) 2601 et seq.), the Federal Insecticide, Fungicide, and Rodenticide
                -- ---
Act (7 U.S.C. (S) 136 et seq.), and the Occupational Safety and Health Act (29
                      -- ---
U.S.C. (S) 651 et seq.), and the regulations promulgated pursuant thereto.
               -- ---

          (d) "Environmental Permit" means any permit, license, approval, or
               --------------------
other authorization with respect to any activities, operations, or businesses conducted on or in relation to the Mortgaged Property, or any portion thereof, under any applicable Environmental Laws.

          (e) "Hazardous Substances" shall mean:
               --------------------

               (i) Those substances included within the definitions of "hazardous substances", "hazardous materials", or "solid waste" in CERCLA, RCRA, and HMTA, and in the regulations promulgated pursuant to said laws;

               (ii) Those substances defined as "hazardous wastes," "hazardous substances," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic pollutants," "contaminants" or "pollutants," or words of similar import under any applicable Environmental Law, and in the regulations promulgated pursuant to said laws;

               (iii) With respect to any Mortgaged Property located in California, those chemicals known to cause cancer or reproductive toxicity, as published pursuant to the Safe Drinking Water and Toxic Enforcement Act of 1986, or, with respect to all other Mortgaged Property, or pursuant to any applicable Environmental Law;

               (iv) Those substances listed in the United States Department of Transportation Table (49 CFR 172.101 and amendments thereto) or by the Environmental Protection Agency (or any successor agency) as hazardous substances (40 CFR Part 302 and amendments thereto);

               (v) Any material, waste or substance which is (A) petroleum, (B) asbestos, (C) polychlorinated biphenyls, (D) designated as a "hazardous substance" pursuant to Section 311 of the Clean Water Act, 33 U.S.C. Section 1251 et seq. (33 U.S.C. Section 1321) or listed pursuant to Section 307 of the
     -- ---
Clean Water Act (33 U.S.C. Section 1317); (E) flammable explosives; or (F) radioactive materials; and

               (vi) Such other substances, materials and wastes which are or become regulated as hazardous or toxic under applicable local, state or federal law, or which are classified as hazardous or toxic under federal, state, or local laws or regulations.

          (f) "Indemnitee" has the meaning set forth in Section 2 of this
               ----------
Agreement.

          (g) "Permitted Hazardous Substances" means prepackaged office
               ------------------------------
supplies, cleaning materials, personal grooming items and other items sold for consumer use or typically used in the operation, maintenance and repair of hotel properties and other commercial operations in the vicinity of the Mortgaged Property and heating oil for the Mortgaged Property and fuel for shuttle vans used in the operation of the Mortgaged Property, which are stored, handled, transported and disposed of in compliance with the Requirements of Environmental Laws.

          (h) "Release" has the same meaning as given to that term in the
               -------
Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended 142 U.S.C. Section 9601, et. seq.) and the regulations promulgated
                                 --  ---
thereunder.

               (i) "Requirements of Environmental Law" means all requirements of
                    ---------------------------------
Environmental Laws or any other environmental or ecological laws or regulations related to the Mortgaged Property, or any portion thereof, including all requirements imposed by any law, rule, order, or regulation of any federal, state, or local executive, legislative, judicial, regulatory, or administrative agency, board, or authority, which relate to (i) pollution or protection of the air, surface water, ground water, or land; (ii) generation, treatment, storage, disposal, or transportation of Hazardous Substances; (iii) exposure to Hazardous Substances; or (iv) regulation of the manufacture, processing, distribution in commerce, use, or storage of Hazardous Substances.

          2.   Indemnification.
               ---------------

               (a) Indemnitors shall, jointly and severally, protect, defend, indemnify, and hold harmless Lender, its assigns and their respective officers, directors, shareholders, and employees and their respective heirs, legal representatives, successors, and assigns in their capacity as such (Lender and all such other persons and entities being referred to herein individually as an "Indemnitee" and collectively as "Indemnitees") from and against all
 ----------                       -----------
liabilities, losses, costs, damages, expenses or claims, including, but not limited to, remedial, removal, response, abatement, cleanup, legal, investigative, and monitoring costs and other related costs, expenses, losses, damages, penalties, fines, liabilities, obligations, defenses, judgments, suits, proceedings, and disbursements (including, without limitation, reasonable attorneys' and experts' fees and disbursements) of any kind or of any nature whatsoever, which may at any time be imposed upon any Indemnitee, incurred by any Indemnitee, or arise (directly or indirectly): (i) from violation or breach by Indemnitors or any of the Mortgaged Property of, or obligations imposed on Indemnitors or any of the Mortgaged Property under, any Requirements of Environmental Law; (ii) with respect to Environmental Claims related to the Mortgaged Property, or any portion thereof; (iii) from the failure of Borrower, or any other party directly or indirectly connected with the Mortgaged Property, or any portion thereof, to obtain, maintain, or comply with any Environmental Permit; (iv) otherwise from the presence or existence of Hazardous Substances on, under, over, or released or transported from the Mortgaged Property, or any portion thereof, including without limitation, all consequential damages recovered against Indemnitees, but not including consequential damages sustained by Indemnitees; and/or (v) with respect to any environmental representation and warranty in this Agreement or any other Loan Document made to the best knowledge of Borrower, from the failure of such representation and warranty to be true as of the date of this Agreement and the other Loan Documents, had such representation and warranty not been limited to the best knowledge of Borrower; provided, however, that Indemnitors shall not be required to indemnify Indemnitees from any liability for damages arising out of bodily injury to persons or damage to property caused by or resulting from the sole negligence of Indemnitees.

          (b) In the event that any investigation, site monitoring, containment, cleanup, removal, restoration or other remedial work of any kind or nature (the "Remedial Work") is (x) required under any applicable Environmental Law, any
 -------------
judicial order, or by any governmental or nongovernmental entity or person enforcing any Environmental Law, or (y) reasonably necessary in order to prevent a Material Adverse Effect, in either case because of, or in connection with, the current or future presence, suspected presence, Release or suspected Release of a Hazardous Substance in or into the Environment on, about, under or within the Mortgaged Property (or any portion thereof), Indemnitors shall, jointly and severally, within thirty (30) days after written demand for performance thereof by Indemnitees (or such shorter period of time as may be required under any applicable law, regulation, order or agreement, or such longer period as may be approved by Lender, in Lender's good faith discretion), commence to perform (or cause performance to be commenced), and thereafter diligently complete, all such Remedial Work. All Remedial Work shall be performed by one or more qualified contractors, approved in advance in writing by Indemnitees, which approval shall not be unreasonably withheld, conditioned or delayed, unless obtaining such approval shall be impracticable due to the need for prompt action, and under the supervision of a consulting engineer approved in advance in writing by Indemnitees. All costs and expenses of such Remedial Work shall be paid by Indemnitors including, without limitation, the charges of such contractor(s) and/or the consulting engineer, and the reasonable attorneys' fees and costs incurred by Indemnitees in connection with monitoring or review of such Remedial Work. In the event Indemnitors shall fail to timely commence, or cause to be commenced, or fail to diligently prosecute to completion, such Remedial Work, Lender may, but shall not be required to, cause such Remedial Work to be performed and all costs and expenses thereof, or incurred in connection therewith, shall become an Environmental Claim hereunder.

          (c) This Agreement is solely intended to protect Lender from the matters set forth in this Agreement and is not intended to secure payment of the Promissory Notes or amounts due to Lender under the Mortgages or other Loan Documents. This Agreement is not intended to be, nor shall it be, secured by the Mortgages or any of the other Loan Documents.

          (d) This Agreement, and all rights and obligations hereunder, shall survive performance and repayment of the obligations evidenced by and arising under the Loan Documents, surrender of the Promissory Notes, reconveyance or release of the Mortgages, or foreclosure under the Mortgages and/or any of the other Loan Documents (whether by deed or other assignment in lieu of foreclosure, or otherwise), acquisition of the Mortgaged Property, or any portion thereof, by Lender, and transfer of all of Lender's rights in the Loans, the Loan Documents, and the Mortgaged Property, or any portion thereof.

          (e) Nothing contained in this Agreement shall prevent or in any way diminish or interfere with any rights and remedies, including, without limitation, the right to contribution, which Lender may have against Indemnitors or any other party under CERCLA, as it may be amended from time to time, or any other applicable Federal or state laws.

          (f) Anything herein to the contrary notwithstanding, Lender's rights under this Agreement shall be in addition to all rights of Lender under the Loan Documents, and any payments by Borrower under this Agreement shall not reduce Borrower's obligations and liabilities under any of the Loan Documents.

          3.   Additional Indemnity; Representations and Warranties of Borrower.
               ----------------------------------------------------------------

               (a) Indemnitors shall be solely responsible for, and shall, jointly and severally, protect, defend, indemnify and hold harmless Indemnitees from and against any failure of any of the following statements to be true and correct as of the date hereof:

                   (i) Neither the Mortgaged Property nor any property adjacent to or within the immediate vicinity of the Mortgaged Property is being or has been used for the storage, treatment, generation, transportation, processing, handling, production or disposal of any Hazardous Substances, other than Permitted Hazardous Substances, or as a landfill or other waste disposal site or for military, manufacturing or industrial purposes or for the storage of petroleum or petroleum based products;

                   (ii) No underground storage tanks, asbestos-containing materials, or equipment containing polychlorinated biphenyls are or will be located in or on the Mortgaged Property, or to the best of Borrower's knowledge, have any such tanks or materials ever been located in or on the Mortgaged Property;

               (iii) The soil, subsoil, bedrock, surface water and groundwater of the Mortgaged Property are free of any Hazardous Substances;

               (iv) There has been no Release of any Hazardous Substances on, at or from the Mortgaged Property or any property adjacent to or within the immediate vicinity of the Mortgaged Property, nor is there the threat of a Release of any Hazardous Substances on, at or from the Mortgaged Property or any property adjacent to or within the immediate vicinity of the Mortgaged Property which through soil, subsoil bedrock, surface water or groundwater migration could come to be located on the Mortgaged Property, and Borrower has not received any form of notice or inquiry from any federal, state or local governmental agency or authority, any operator, tenant, subtenant, licensee or occupant of the Mortgaged Property or any property adjacent to or within the immediate vicinity of the Mortgaged Property or any other person, with regard to a Release or the threat of a Release of any Hazardous Substances on, at or from the Mortgaged Property or any property adjacent to or within the immediate vicinity of the Mortgaged Property;

               (v) All required Environmental Permits have been obtained and are in full force and effect;

               (vi) No event has occurred with respect to the Mortgaged Property which constitutes or, with the passage of time or the giving of notice, or both, would constitute a violation of any applicable Environmental Law or non-compliance with any Environmental Permit;

               (vii) There are no agreements, consent orders, decrees, judgments, license or permit conditions or other orders or directives of any federal, state or local court, governmental agency or authority relating to the past, present or future ownership, use, operation, sale, transfer or conveyance of the Mortgaged Property which require any change in the present condition of the Mortgaged Property or any work, repairs, construction, containment, clean up, investigations, studies, removal or other remedial action or capital expenditures with respect to the Mortgaged Property; and

               (viii) There are no actions, suits, claims or proceedings, pending or, threatened, against Borrower or affecting the Mortgaged Property which could cause the incurrence of expenses or costs of any name or description or which seek money damages, injunctive relief, remedial action or any other remedy that arise out of, relate to or result from (i) a violation or alleged violation of any applicable Environmental Law or non-compliance or alleged non-compliance with any Environmental Permit, (ii) the presence of any Hazardous Substances or a Release or the threat of a Release of any Hazardous Substances on, at or from the Mortgaged Property or any property adjacent to or within the immediate vicinity of the Mortgaged Property, or (iii) human exposure to any Hazardous Substances or nuisances of whatever kind to the extent the same arise from the condition of the Mortgaged Property or the ownership, use, operation, sale, transfer or conveyance thereof.

          (b) Borrower represents and warrants to Lender that as of the date hereof, except as set forth in Exhibit B attached hereto, to the best of
                               ---------
Borrower's knowledge, all of the statements contained in Section 3(a) hereof are true and correct as of the date hereof.

     4.   Covenants of Borrower.  Borrower covenants and agrees with Lender
          ---------------------
as follows:

          (a) Borrower will keep, and will require all operators, tenants, subtenants, licensees and occupants of the Mortgaged Property to keep, the Mortgaged Property free of all Hazardous Substances, except for Permitted Hazardous Substances, and shall not cause or permit the Mortgaged Property, or any portion thereof, to be used for the storage, treatment, generation, transportation, processing, handling, production or disposal of any Hazardous Substances (other than the storage and handling of Permitted Hazardous

Substances in compliance with all requirements of Environmental Laws).

          (b) Borrower will comply with, and shall require all operators, tenants, subtenants, licensees and occupants of the Mortgaged Property to comply with, all applicable Environmental Laws and shall obtain and comply with, and shall require all operators, tenants, subtenants, licensees and occupants of the Mortgaged Property to obtain and comply with, all Environmental Permits.

          (c) Borrower will not cause or permit any change to be made in the present or intended use of the Mortgaged Property which would (i) involve the storage, treatment, generation, transportation, processing, handling, production or disposal of any Hazardous Substances other than Permitted Hazardous Substances or the use of the Mortgaged Property as a landfill or other waste disposal site or for military, manufacturing or industrial purposes or for the storage of petroleum or petroleum based products (other than Permitted Hazardous Substances in compliance with requirements of Environmental Law), (ii) violate any applicable Environmental Law, (iii) constitute non-compliance with any Environmental Permit, or (iv) increase the risk of a Release of any Hazardous Substances.

          (d) To the extent required by Environmental Laws, Borrower will undertake and complete all investigations, studies, sampling and testing and all removal and other remedial actions necessary to contain, remove and clean up all Hazardous Substances that are determined to be present at the Mortgaged Property in accordance with all applicable Environmental Laws and all Environmental Permits.

          (e) Borrower will at all times allow Lender and its officers, employees, agents, representatives, contractors and subcontractors reasonable access to the Mortgaged Property for the purposes of ascertaining site conditions, including, but not limited to, subsurface conditions. Lender shall give Borrower reasonable notice of its desire for access to the Mortgaged Property, unless the need for prompt action makes such notice impracticable and will cooperate with Borrower in good faith so as to minimize the disruptive effect of such access.

          (f) If Lender obtains reliable evidence or information that a material environmental problem exists or may exist on, at or under the Mortgaged Property, Lender may, after consultation with Borrower, require that a full or supplemental environmental inspection and audit report with respect to the Mortgaged Property, of a scope and level of detail reasonably satisfactory to Lender, be prepared by an environmental engineer or other qualified person selected by Lender, at the sole cost and expense of Borrower. If the inspection and audit report discloses that no material environmental problem exists or may exist on, at or under the Mortgaged Property, Lender shall reimburse Borrower for the cost of the inspection and audit. If Lender requires, such inspection will include a records search and, if said environmental engineer or other person recommends the same as a matter which a prudent owner of property under the circumstances should perform, subsurface testing for the presence of Hazardous Substances in the soil, subsoil, bedrock, surface water and/or ground water under the Mortgaged Property. Any so-called "intrusive activities" (i.e., activities which require physical change to the Mortgaged Property) shall be performed by contractors selected by Borrower and reasonably acceptable to Lender. If said report indicates that a Release of any Hazardous Substances has occurred and/or is occurring on, at or from the Mortgaged Property, other than as permitted by any applicable Environmental Law or any Environmental Permit, Borrower will promptly undertake and diligently complete all investigative, containment, removal, clean up and other remedial actions, which are either (x) required by law, rule, regulation or court order, or (y) reasonably necessary in order to prevent a Material Adverse Effect, in either case using methods recommended by or acceptable to the engineer or other person who prepared said audit report and acceptable to the appropriate federal, state and local agencies or authorities having jurisdiction over the Mortgaged Property, or any portion thereof.

          (g) Indemnitors shall at all times maintain in full force and effect, at their sole cost and expense, for the benefit of Indemnitees the Environmental Insurance Policy (the "Environmental Insurance Policy") described in Exhibit C
                       ------------------------------                ---------
attached hereto, provided the Environmental Insurance Policy can be maintained at commercially reasonable rates, and if the Environmental Insurance Policy cannot be maintained at commercially reasonable rates, the most comparable insurance policy that can be obtained at commercially reasonable rates. Additionally, Indemnitors shall at all times ensure that the remaining primary term for coverage under such Environmental Insurance Policy is at least five years (provided that in no event will Indemnitors be required to keep the Environmental Insurance Policy in effect beyond the date that is two years after the date the Loans are repaid in full.

          (h) With respect to any environmental representation and warranty in this Agreement or any other Loan Documents, if the facts so represented or warranted prove to be false at the time that the Loans were made, or if any of the statements contained in Section 3(a) hereof are not true and correct as of the date hereof, but Borrower had no knowledge that such representation, warranty or statement was false when made, such false representation, warranty or statement shall not constitute an Event of Default pursuant to Section 9.1 of the Loan Agreement, provided that Borrower, within thirty (30) days from the date that Borrower is aware that such representation, warranty or statement is or was false, completely cures and corrects the condition making the representation, warranty or statement false or takes such actions as are necessary to eliminate any Material Adverse Effect; provided, however, that if any of the foregoing cannot be cured within thirty (30) days despite diligent efforts to cure, such time period shall be extended up to 180 days so long as Indemnitors are diligently and continuously pursuing such cure. The provisions of this Paragraph 4(h) shall not in any way lessen or affect Indemnitors' obligations under this Agreement.


          5.  Notice of Actions.
              -----------------

              (a) Borrower shall give immediate written notice to Lender of: (i) any proceeding, inquiry, notice, or other communication by or from any governmental authority, including, without limitation, the Environmental Protection Agency and any applicable state or local agencies, regarding the presence or existence of any Hazardous Substances on, under, or about the Mortgaged Property or any migration thereof from or to the Mortgaged Property or any actual or alleged violation of Environmental Law; (ii) all Environmental Claims and any other claims made or threatened against Borrower or the Mortgaged Property relating to any loss or injury resulting from or pertaining to any Hazardous Substances or any alleged breach or violation of any Requirements of Environmental Law; (iii) Borrower's discovery of any occurrence or condition on any real property adjoining or in the vicinity of the Mortgaged Property that reasonably may cause the Mortgaged Property, or any portion thereof, to be subject to any restrictions on ownership, occupancy, transferability, or use, or subject the owner or any person having any interest in the Mortgaged Property, or any portion thereof, to any liability, penalty, or disability under any Environmental Law; and (iv) Borrower's receipt of any notice or discovery of any information regarding any actual, alleged, or potential use, production, storage, spillage, seepage, release, discharge, disposal or any other presence or existence of any Hazardous Substances on, under, or about the Mortgaged Property, other than Permitted Hazardous Substances, or any alleged breach or violation of any Requirements of Environmental Law pertaining to Borrower or the Mortgaged Property, or any portion thereof.

          (b) Immediately upon receipt of the same, Borrower shall deliver to Lender copies of any and all Environmental Claims, and any and all orders, notices, permits, applications, reports, and other communications

(other than privileged communications with legal counsel), documents, and instruments pertaining to the actual, alleged, or potential presence or existence of any Hazardous Substances on, under, or about the Mortgaged Property.

          (c) Lender shall have the right to join and participate in, as a party if it so elects, any legal proceedings or actions in connection with the Mortgaged Property involving any Environmental Claim, any Hazardous Substances or any Requirements of Environmental Law, and Borrower shall reimburse Lender upon demand for all of Lender's costs and expenses in connection therewith, including reasonable attorneys' fees.

          (d) Promptly upon Lender's reasonable request, Indemnitors will execute and deliver such instruments as Lender may deem useful or necessary to permit Lender to take any action referred to in Section 5(c) above.

          6.   Procedures Relating to Indemnification.
               --------------------------------------

               (a) Indemnitors shall at their own cost, expense, and risk: (i) defend all suits, actions, or other legal or administrative proceedings that may be brought or instituted against an Indemnitee or Indemnitees, as the case may be, on account of any matter or matters arising under or within Section 2 above;
(ii) pay in or satisfy any judgment or decree that may be recorded against an Indemnitee or Indemnitees, as the case may be, in any such suit, action, or other legal or administrative proceedings; (iii) reimburse Indemnitee or Indemnitees, as the case may be, for the cost of, or any payment made by any of them for, any reasonable expenses incurred in connection with Hazardous Substances undertaken as a result of any demands, causes of actions, lawsuits, proceedings, or any other claims threatened, made, or brought against any Indemnitee or Indemnitees, as the case may be, arising out of the obligations of Indemnitors under this Agreement; and (iv) reimburse Indemnitee or Indemnitees, as the case may be, for any and all expenses, including, but not limited to, all reasonable legal expenses arising out of or attributable to, the above acts or in connection with enforcing the rights of Indemnitees under this Agreement or in monitoring and participating in any action, proceeding, or litigation, subject to the provisions of Section 6(b) below; provided, however, that Indemnitors shall not be required to indemnify Indemnitees from their own gross negligence or willful misconduct.

          (b) Counsel selected by Indemnitors pursuant to Section 6(a) above shall be subject to the approval of the Indemnitee or Indemnitees, as the case may be, asserting a claim hereunder; provided, however, that Indemnitee or Indemnitees, in good faith, as the case may be, may elect to defend any such claim, lawsuit, action, legal or administrative proceeding at the cost and expense of Indemnitors, if, in the judgment of the Indemnitee or Indemnitees, as the case may be, (i) the defense is not proceeding or being conducted in a satisfactory manner, or (ii) there is a conflict of interest between any of the parties to such lawsuit, action, legal, or administrative proceeding. Notwithstanding anything in this subsection, Lender may, at any time and at its own expense, employ its own legal counsel and consultants to prosecute, negotiate, or defend any such claim, action, or cause of action, and Lender shall have the right to settle or compromise any action, suit, proceeding, or claim as Lender may determine.

          7.   Binding Effect.  This Agreement shall be binding upon and inure
               --------------
to the benefit of Indemnitors and Indemnitees and their respective heirs, personal representatives, successors and assigns, including as to Lender, without limitation, any holder of the Promissory Notes and any affiliate of Lender which acquires all or part of the Mortgaged Property by any sale, assignment or foreclosure under the Mortgages, by deed or other assignment in lieu of foreclosure, or otherwise.

          8.   Limitation of Liability of Indemnitees.  Notwithstanding any
               --------------------------------------
ownership by any Indemnitee at any time of all or any portion of the Mortgaged Property, in no event shall any Indemnitee (including any successor or assign as holder of the Promissory Notes) be bound by any obligations or liabilities of any of the Indemnitors.

          9.   Liability of Indemnitors.  The liability of Indemnitors under
               ------------------------
this Agreement shall in no way be limited or impaired by, any amendment or modification of the provisions of the Loan Documents to or with Lender by Borrower or any person who succeeds Borrower as owner of the Mortgaged Property, or any portion thereof. In addition, the liability of Indemnitors under this Agreement shall in no way be limited or impaired by (i) any extensions of time for performance required by any of the Loan Documents; (ii) any sale, assignment, or foreclosure of the Promissory Notes or the Mortgages or any sale or transfer of all or part of the Mortgaged Property; (iii) any exculpatory provision in any of the Loan Documents limiting Lender's recourse to property encumbered by the Mortgages or to any other security, or limiting Lender's rights to a deficiency judgment against Borrower or any other party, including without limitation, any provision of the Loan Documents entitled "Limitations on Liability;" (iv) the accuracy or inaccuracy of the representations and warranties made by Borrower under any of the Loan Documents; (v) the release of Borrower or any other person or entity from performance orobservance of any of the agreements, covenants, terms, or conditions contained in any of the Loan Documents by operation of law, Lender's voluntary act, or otherwise; (vi) the release or substitution in whole or in part of any security for the Promissory Notes; or (vii) Lender's failure to perfect, protect, secure, or insure any security interest or lien given as security for the Promissory Notes; and, in any such case, whether with or without notice to Borrower and with or without consideration.

          10.  Waiver.  Indemnitors waive any right or claim of right to cause a
               ------
marshalling of the assets of Indemnitors or to cause Lender to proceed against any of the security for the Loans before proceeding under this Agreement against Indemnitors or to proceed against Indemnitors in any particular order; Indemnitors agree that any payments required to be made hereunder shall become due ten (10)

Business Days after demand. Indemnitors expressly waive and relinquish all rights and remedies accorded by applicable law to Indemnitors, except any rights of subrogation that Indemnitors may have, provided that the indemnity provided for hereunder shall neither be contingent upon the existence of any such rights of subrogation nor subject to any claims or defenses whatsoever that may be asserted in connection with the enforcement or attempted enforcement of such subrogation rights, including, without limitation, any claim that such subrogation rights were abrogated by any acts of Lender. Indemnitors hereby agree to postpone the exercise of any and all rights of subrogation to the rights of Lender against Indemnitors hereunder and any rights of subrogation to any collateral securing the Loans until the Loans have been paid in full.

          11.  Joint and Several Liability.  The obligations of each of the
               ---------------------------
respective Indemnitors under this Agreement shall be the joint and several obligations of each of them.

          12.  Delay.  No delay on Lender's part in exercising any right, power,
               -----
or privilege under any of the Loan Documents shall operate as a waiver of any such privilege, power, or right.

          13.  Execution.  This Agreement may be executed in one or more
               ---------
counterparts, each of which shall be deemed an original.

          14.  Notices.  Any notice and other communication required or
               -------
permitted hereunder shall be in writing and shall be personally delivered, sent by facsimile transmission or sent by certified, registered mail, postage prepaid to the addresses set forth below:

               If to Indemnitors:
               -----------------

               Marriott Residence Inn Limited Partnership
               c/o RIBM One Corporation
               10400 Fernwood Road
               Bethesda, Maryland  20817
               Telecopy No. (301) 530-2855
               Attention:  Law Department 72-924.11

               If to Lender:
               ------------

               German American Capital Corporation
               c/o Deutsche Morgan Grenfell
               31 West 52nd Street, 3rd Floor
               New York, New York  10019
               Telecopy No. (212) 469-6933
               Attention:  Joseph G. Kiely, Director

                         and

               Weil, Gotshal & Manges
               1615 L Street, N.W.
               Suite 700
               Washington, D.C.  20036
               Telecopy No. (202) 857-0939
               Attention:  W. Michael Bond, Esq.

All notices and other communications shall be deemed to have been duly given, on
(i) the date of delivery if delivered personally, (ii) the date of receipt if sent by facsimile transmission, or (iii) the date of receipt if sent by mail or by a nationally recognized overnight delivery service, whichever shall first occur. Any Person may by notice given in accordance with this Section 14 to each of the other Persons listed above designate another address for receipt of notices and other communications hereunder.

          15.  Attorneys' Fees.  In the event that any Indemnitor or any
               ---------------
Indemnitee brings any suit or other proceeding with respect to the subject matter or enforcement of this Agreement, the prevailing party (as determined by the court, agency or other authority before which such suit or proceeding is commenced) shall, in addition to such other relief as may be awarded, be entitled to recover reasonable attorneys' fees and expenses (at all trial, appellate or other levels) and costs of investigation, costs incurred in establishing the right to indemnification, or in any action or participation in, or in connection with, any case or proceeding under Chapter 7, 11 or 13 of the Bankruptcy Code, 11 United States Code Sections 101 et seq., or any successor
statutes.                                           -- ---


          16.  Successive Actions.  A separate right of action hereunder shall
               ------------------
arise each time Lender acquires knowledge of any matter described in Sections 2 or 5 hereof. Separate and successive actions may be brought hereunder to enforce any of the provisions hereof at any time and from time to time. No action hereunder shall preclude any subsequent action, and Borrower hereby waives and covenants not to assert any defense in the nature of splitting of causes of action or merger of judgments.

          17.  Partial Invalidity.  If any provision of this Agreement shall be
               ------------------
determined to be unenforceable in any circumstances by any court of competent jurisdiction, then the balance of this Agreement nevertheless shall be enforceable, and the subject provision shall be enforceable in all other circumstances.

          18.  Interest on Unpaid Amounts.  All amounts required to be paid or
               --------------------------
reimbursed to any Indemnitee hereunder shall bear interest from the date of expenditure by such Indemnitee or the date of written demand to any Indemnitor hereunder, whichever is earlier, until paid to Indemnitee(s) at the Default Rate (as defined in the Loan Agreement).

          19.  Governing Law.  This Agreement and the rights and obligations of
               -------------
the parties hereunder shall in all respects be governed by, and construed and enforced in accordance with, the laws of the State of New York.

          20.  Waiver of Trial By Jury.  Indemnitors and Lender hereby
               -----------------------
knowingly, voluntarily, and intentionally waives the right to a trial by jury in respect of any litigation based hereon, arising out or, under or in connection with this Agreement or any other Loan Documents contemplated to be executed in conjunction herewith, or any course of conduct, course of dealings, statements (whether verbal or written) or actions of any party or any exercise by any party of their respective rights under the Loan Documents or in any way relating to the Loans (including,without limitation, any action to rescind or cancel this Agreement, and any claims or defenses asserting that this Agreement was fraudulently induced or is otherwise void or voidable); this waiver being a material inducement for Lender to accept this Agreement.

          21.  Consent to Jurisdiction.  By execution and delivery of this
               -----------------------
Agreement, Indemnitors accept, generally and unconditionally, the jurisdiction of any state or federal court in the State of New York and irrevocably agree to be bound by any final judgment rendered thereby in connection with this Agreement or any transaction contemplated hereby from which no appeal has been taken or is available.

          IN WITNESS WHEREOF, Indemnitors have executed this Agreement under seal as of the date first set forth above.

                                 MARRIOTT RESIDENCE INN LIMITED PARTNERSHIP, a Delaware limited partnership

                                 By:  RIBM One Corporation, General Partner



                                 By:
                                     -----------------------------------
                                     Bruce D. Wardinski
                                     Vice President

                                                    (Corporate Seal)


                                            RIBM One Corporation, a Delaware
                                            corporation


                                            By:
                                               -------------------------------
                                               Bruce D. Wardinski
                                               Vice President

ACCEPTED TO AND AGREED:

GERMAN AMERICAN CAPITAL CORPORATION,
a Maryland corporation, as agent or trustee for itself and others, and its successors and assigns


By: __________________________
     Joseph G. Kiely
     Vice President

By: __________________________
     Charlene S. Chai
     Authorized Signatory

                                   EXHIBIT A
                                   ---------

                  To Contain Legal Description of All 15 Inns

                                   EXHIBIT B
                                   ---------

                    Description of Environmental Conditions

                                     NONE

                                   EXHIBIT C
                                   ---------

                 Description of Environmental Insurance Policy

                                       27